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                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE
                12 1/4% SENIOR DISCOUNT NOTES DUE 2008, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                     12 1/4% SENIOR DISCOUNT NOTES DUE 2008
                                       OF
                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

To Our Clients:

    We are enclosing herewith a Prospectus dated                 , 1998 (as
amended and supplemented from time to time, the "Prospectus") of American Lawyer Media Holdings, Inc., a Delaware corporation ("Holdings"), and the related Letter of Transmittal (as amended and supplemented from time to time, the "Letter of Transmittal") which together constitute the offer of Holdings (the "Exchange Offer") to exchange $1,000 principal amount of its 12 1/4% Senior Discount Notes due 2008, Series B (the "Exchange Discount Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus is a part, for each $1,000 principal amount at maturity of its outstanding 12 1/4% Senior Discount Notes due 2008 (the "Old Discount Notes"), of which $63,275,000 aggregate principal amount at maturity is outstanding as of the date hereof. Capitalized terms not defined herein have the meanings given to such terms in the Prospectus.

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON                 , 1998, UNLESS EXTENDED.

    The Exchange Offer is not conditioned upon any minimum number of Old Discount Notes being tendered.

    We are the participants in the book-entry transfer facility of Old Discount Notes held by us for your account. A tender of such Old Discount Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Discount Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Old Discount Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

    Pursuant to the Letter of Transmittal, each Holder will represent to Holdings that (i) the Exchange Discount Notes are to be acquired by the Holder or the person receiving such Exchange Discount Notes, whether or not such person is the Holder, in the ordinary course of business, (ii) the Holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Discount Notes, (iii) the Holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Discount Notes, (iv) neither the Holder nor any such other person is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act, and (v) the Holder or any such other person acknowledges that if such Holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Discount Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Discount Notes and cannot rely on those no-action letters.

    Each Participating Broker-Dealer that receives Exchange Discount Notes for its own account in exchange for Old Discount Notes must acknowledge that it (i) acquired the Old Discount Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with Holdings or any "affiliate" of Holdings (within the meaning of the Rule 405 under the Securities Act) to distribute the Exchange Discount Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in
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connection with any resale of such Exchange Discount Notes. By acknowledging that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Discount Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,
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                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
                     12 1/4% SENIOR DISCOUNT NOTES DUE 2008

To Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus dated       ,
1998 (the "Prospectus") of American Lawyer Media Holdings, Inc. ("Holdings") and a related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms not defined herein have the meanings given to such terms in the Prospectus.

    This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Discount Notes held by you for the account of the undersigned.

    The aggregate face amount of the Old Discount Notes held by you for the account of the undersigned is (fill in amount):

    $_________ of the 12 1/4% Senior Discount Notes Due 2008.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

    A. _________ To TENDER the following Old Discount Notes held by you for the account of the undersigned (insert principal amount of Old Discount Notes to be tendered):

           $_________(1) of the 12 1/4% Senior Notes Due 2008, and not to tender other Old Discount Notes, if any, held by you for the account of the undersigned;

    OR

    B. _________ NOT to tender any Old Discount Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Discount Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that Pursuant to the Letter of Transmittal, each Holder will represent to Holdings that (i) the Exchange Discount Notes are to be acquired by the Holder or the person receiving such Exchange Discount Notes, whether or not such person is the Holder, in the ordinary course of business, (ii) the Holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Discount Notes, (iii) the Holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Discount Notes, (iv) neither the Holder nor any such other person is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act, and (v) the Holder or any such other person acknowledges that if such Holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Discount Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Discount Notes and cannot rely on those no-action letters.

------------------------

(1)   Must be in integral multiples of $1,000.

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    Each Participating Broker-Dealer that receives Exchange Discount Notes for its own account in exchange for Old Discount Notes must acknowledge that it (i) acquired the Old Discount Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with Holdings or any "affiliate" of Holdings (within the meaning of the Rule 405 under the Securities Act) to distribute the Exchange Discount Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Discount Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Discount Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE
Name of beneficial owner(s): ___________________________________________________
Signature(s): __________________________________________________________________
Name(s) (please print): ________________________________________________________
Address: _______________________________________________________________________

                                                                      (zip code)
Telephone Number: ______________________________________________________________

                  (area code)

Taxpayer identification or Social Security Number:
________________________________________________________________________________
Date: __________________________________________________________________________

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